                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant /X/
                 Filed by a party other than the Registrant / /

                           Check the appropriate box:

/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
/X/  Definitive proxy statement.
/ /  Definitive additional materials.
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           MICROFINANCIAL INCORPORATED
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
                                                                          ------

       (2) Aggregate number of securities to which transaction applies:
                                                                       ---------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                 ---------------

       (4) Proposed maximum aggregate value of transaction:
                                                           ---------------------

       (5) Total fee paid:
                          ------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------------

       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------------

       (3) Filing Party:
                        --------------------------------------------------------

       (4) Date Filed:
                      ----------------------------------------------------------

                                     [LOGO]

                               950 Winter Street
                          Waltham, Massachusetts 02451
                                  May 3, 1999

Dear Stockholder:

    I am pleased to invite you to the 1999 Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated ("MicroFinancial"), which will be held on Tuesday, June 8, 1999, at 4:00 p.m. at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts.

    The accompanying Notice of Special Meeting of Stockholders in Lieu of Annual Meeting and proxy statement contain the matters to be considered and acted upon. Please read these materials carefully.

    Matters scheduled for consideration at the Special Meeting are the election of directors and the ratification of the selection of independent auditors for 1999.

    I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                                          Very truly yours,

                                          /s/ Peter R. Bleyleben

                                          PETER R. BLEYLEBEN
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          MICROFINANCIAL INCORPORATED
                               950 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING
                                  MAY 3, 1999

    The Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, a Massachusetts corporation ("MicroFinancial"), will be held on Tuesday, June 8, 1999, at 4:00 p.m. at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts for the purpose of considering and voting upon:

        1. The election of two directors for a three-year term.

        2. The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for MicroFinancial for 1999.

        3. The transaction of such other business as may properly come before the Special Meeting.

    The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on April 21, 1999. MicroFinancial's transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          /s/ Richard F. Latour

                                          RICHARD F. LATOUR
                                          CLERK

Waltham, Massachusetts
May 3, 1999

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, USING THE RETURN ENVELOPE ENCLOSED WITH THE PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          MICROFINANCIAL INCORPORATED
                               950 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                             TELEPHONE 781-890-0177
                            ------------------------

         1999 SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING
                            ------------------------

                                PROXY STATEMENT

    The enclosed proxy is solicited by the Board of Directors ("MicroFinancial Board") of MicroFinancial Incorporated ("MicroFinancial" or the "Corporation") in connection with the Special Meeting of Stockholders in Lieu of Annual Meeting to be held on June 8, 1999. This proxy statement and the enclosed proxy are first being sent to stockholders on or about May 3, 1999. The proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2.

    The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on April 21, 1999. On this date, there were outstanding and entitled to vote 13,334,994 shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), each of which is entitled to one vote on each matter to be voted on at the Special Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and "broker non-votes" will be counted as present at the Special Meeting for purposes of determining whether there is a quorum. A "broker non-vote" occurs when a broker or other nominee, holding shares for a beneficial owner, has not received voting instructions on a matter from such owner and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

    Management is not aware of any matter to be considered at the Special Meeting other than those referred to in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the proxy will vote according to their best judgment.

                               VOTING PROCEDURES

    The affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote is required to ratify the selection of auditors. A plurality of votes of the shares of Common Stock represented at the Special Meeting is required to elect directors. In voting for the election of directors, stockholders may cast their votes in favor or against, but abstentions may not be specified. Abstentions may be specified with respect to the ratification of the selection of independent auditors. If a broker's authority to vote on a particular matter is limited, thus resulting in a broker non-vote, such broker non-vote will not be counted in determining the number of votes cast or entitled to vote at the Special Meeting. Abstentions are counted for this purpose. Since a broker's authority is not limited with respect to Proposal Nos. 1 and 2, MicroFinancial does not expect to receive any broker non-votes with respect to the Special Meeting.

    A stockholder of record may revoke a proxy by delivering written notice of revocation to Richard F. Latour, Clerk of MicroFinancial, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Special Meeting in person, notifying the Clerk, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of the shares to vote in person at the Special Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of April 15, 1999 with respect to the beneficial ownership of Common Stock of each person known by the Corporation to be the beneficial owner of more than 5% of the 13,334,994 outstanding shares of Common Stock, each director and executive officer of the Corporation and all directors and executive officers of the Corporation (not including treasury stock) as a group. Each person named has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

                                                                      NUMBER OF SHARES
                                                                        BENEFICIALLY       PERCENTAGE OUTSTANDING OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                      OWNED(1)               COMMON STOCK
------------------------------------------------------------------  --------------------  ---------------------------
Peter R. Bleyleben(2).............................................        1,555,410                    11.66%
66 Norfolk Road
Chestnut Hill, Massachusetts 02464
Brian E. Boyle(3).................................................        2,041,450                    15.31%
11 Whispering Lane
Weston, Massachusetts 02493
Torrence C. Harder(4).............................................        1,924,002                    14.43%
Walden Woods, 657 Sudbury Road
Concord, Massachusetts 01742-4321
Jeffrey P. Parker(5)..............................................          340,840                     2.56%
253 Meadowbrook Road
Weston, Massachusetts 02493
Alan J. Zakon.....................................................           40,000                        *
31 Pumpkin Cay Road, Apartment A
Key Largo, Florida 33037
Richard F. Latour.................................................          306,772                     2.30%
29 Cherubs Way
Hampstead, New Hampshire 03841
J. Gregory Hines..................................................           25,080                        *
14 Tory Treasure Lane
Sharon, Massachusetts 02067
John Plumlee......................................................           30,275                        *
97 By-Pass 28
Derry, New Hampshire 03038
Carol Salvo.......................................................           18,000                        *
164 Albemarle Road
Norwood, Massachusetts 02062
All directors and executive officers as a group (9 persons).......        6,342,609                    47.56%

------------------------------

* Less than 1%

(1) Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2) Includes 19,600 shares of Common Stock owned by Dr. Bleyleben's mother for which Dr. Bleyleben disclaims beneficial ownership.

(3) Includes 636,750 shares of Common Stock owned by Dr. Boyle's former spouse over which Dr. Boyle retains voting control, for which Dr. Boyle disclaims beneficial ownership.

(4) Includes 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Lauren E. Harder, over which Mr. Harder retains sole voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Ashley J. Harder, over which Mr. Harder maintains voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 346,372 shares of Common Stock owned by Entrepreneurial Ventures, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and positions as President and Director of, Entrepreneurial Ventures, Inc.; and 34,046 shares of Common Stock owned by Lightbridge, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and position as Director of, Lightbridge, Inc., for which Mr. Harder disclaims beneficial ownership.

(5) Owned by The Parker Family Limited Partnership over which Mr. Parker retains shared voting and investment power through his ownership in, and position as Director of, the general partner of the Parker Family Limited Partnership.

                             ELECTION OF DIRECTORS

    As of the date of this proxy statement, the MicroFinancial Board consists of 5 persons. The MicroFinancial Board is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Two directors are to be elected at the Special Meeting to serve until the 2002 Annual Meeting and until their successors are elected and have qualified. Such nominees are Torrence C. Harder and Jeffrey P. Parker. Directors are elected by a plurality of votes of the shares of Common Stock, present in person or represented by proxy, and entitled to vote at the Annual Meeting (or Special Meeting in lieu thereof) when there is a quorum.

    Each of the nominees for director is presently a director of MicroFinancial. Each has consented to being named a nominee in this proxy statement and has agreed to serve as a director if elected at the Special Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the other persons are designated by the MicroFinancial Board. The MicroFinancial Board has no reason to believe that any of the nominees will be unavailable for election.

                      THE MICROFINANCIAL BOARD RECOMMENDS
              A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS

                             NOMINEES FOR DIRECTOR

NOMINEE, AGE AND                                            PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                           OTHER INFORMATION
----------------------------  ------------------------------------------------------------------------------------
TERMS EXPIRING IN 2002

Torrence C. Harder, 55        Torrence C. Harder has served as a Director of the Corporation since 1986 and has
Audit Committee;              served as Chairman of the Compensation Committee since 1997. He has been the
Chairman, Compensation        President and Director of Harder Management Corporation, Inc., a registered
Committee                     investment advisory firm, since its establishment in 1971. He has also been the
                              President and Director of Entrepreneurial Ventures, Inc., a venture capital investment firm, since its founding in 1986. Mr. Harder is a Director of
                              Lightbridge, Inc., a wireless industry software services provider, Dent-A-Med, Inc.,
                              RentGrow, Inc., GWA Information Systems, Inc., Trade Credit Corporation and UpToDate
                              in Medicine, Inc. Mr. Harder earned an M.B.A. from the Wharton School of the
                              University of Pennsylvania, and a B.A. with honors in the Philosophy of Economic
                              Thought from Cornell University.

Jeffrey P. Parker, 55         Jeffrey P. Parker has served as a Director of the Corporation since 1992. He is the founder and has served since 1997 as the Chief Executive Officer of CCBN.COM, a world wide web information services company based in Boston. He is also the founder and has served since 1991 as the managing director of Private Equity Investments, a venture capital firm focusing on start-up and early stage companies. Mr. Parker is a
                              Director of Boston Treasury Systems, FaxNet Corporation, Pacific Sun Industries,
                              Vintage Partners and XcelleNet, Inc. Mr. Parker earned a B.A., an M.A. in
                              Engineering and an M.B.A. from Cornell University.

                     DIRECTOR, AGE AND COMMITTEE MEMBERSHIP

NOMINEE, AGE AND                                            PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                           OTHER INFORMATION
----------------------------  ------------------------------------------------------------------------------------
TERM EXPIRING IN 2001

Peter R. Bleyleben, 46        Peter R. Bleyleben has served as President, Chief Executive Officer and Director of
Audit Committee               the Corporation or its predecessor since June 1987. Before joining the Corporation,
                              Dr. Bleyleben was Vice President and Director of the Boston Consulting Group, Inc.
                              ("BCG") in Boston. During his more than eight years with BCG, Dr. Bleyleben focused his professional strategic consulting practice on the financial services and telecommunications industries. Prior to joining BCG, Dr. Bleyleben earned an M.B.A.
                              with distinction and honors from the Harvard Business School, an M.B.A. and a Ph.D.
                              in Business Administration and Economics, respectively, from the Vienna Business
                              School in Vienna, Austria and a B.S. in Computer Science from the Vienna Institute of Technology.

TERMS EXPIRING IN 2000

Brian E. Boyle, 51            Brian E. Boyle, the Chief Executive Officer of the Corporation from 1985 to 1987 and
Audit Committee;              Chairman of the MicroFinancial Board from 1985 to 1995, has served as a Director of
Compensation Committee        the Corporation or its predecessor since 1985. He is currently the Vice Chairman and a Director of Boston Communications Group, Inc. ("Communications"), a Boston-based provider of call processing to the global wireless industry. Prior to joining
                              Communications, Dr. Boyle was the Chairman and Chief Executive Officer of Credit
                              Technologies, Inc., a Massachusetts-based provider of credit decision and customer acquisition software, from 1989 to 1993. He is also a Director of Saville Systems, a global telecommunications billing software company, with its United States headquarters in Burlington, Massachusetts, as well as of several private companies.
                              Dr. Boyle earned his A.B. in Mathematics and Economics from Amherst College and a
                              B.S. in Electrical Engineering and Computer Science, an M.S. in Operations Research,
                              an E.E. in Electrical Engineering and Computer Science and a Ph.D. in Operations
                              Research, all from the Massachusetts Institute of Technology.

Alan J. Zakon, 63             Alan J. Zakon has served as a Director of the Corporation since 1988 and has served
Chairman, Audit               as Chairman of the Audit Committee since 1997. Since 1995, he has been the Vice
Committee; Compensation       Chairman and a Director, and since November 1997, Chairman of the Executive
Committee                     Committee, of Autotote Corporation, a New York-based global gaming and simulcasting company. He served as Managing Director of Bankers Trust Corporation from 1989 to
                              1995 where he was Chairman of the Strategic Policy Committee. Dr. Zakon is a
                              Director of Arkansas-Best Freight Corporation, a nationwide commercial transportation and trucking company. Dr. Zakon holds a B.A. from Harvard University, an M.S. in Industrial Management from the Sloane School at the Massachusetts
                              Institute of Technology and a Ph.D. in Economics and Finance from the University of
                              California at Los Angeles.

             CERTAIN INFORMATION REGARDING THE MICROFINANCIAL BOARD

MEETINGS AND COMMITTEES

    During 1998, the MicroFinancial Board met nine times and committees of the Board met as follows: the Compensation Committee met two times and the Audit Committee met two times. In 1998, all MicroFinancial Board members attended all of the meetings of the MicroFinancial Board and its committees on which they served.

    The Audit Committee oversees the scope of MicroFinancial's internal auditing, the independence of the outside auditors, the adequacy of MicroFinancial's system of internal accounting controls and procedures, and the adequacy of management's action with respect to recommendations thereon by MicroFinancial's auditors. The Compensation Committee is responsible for compensation and benefit plans (including management bonuses).

    The MicroFinancial Board has no nominating committee, as the MicroFinancial Board as a whole studies the qualifications and recommends to the stockholders the election of MicroFinancial directors. A stockholder may nominate a person for election as a director by complying with Section 3.1 of the MicroFinancial By-laws, which provides that advance notice of a nomination must be delivered to MicroFinancial and must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of this By-law provision may be obtained by writing to Richard F. Latour, Clerk of MicroFinancial, at 950 Winter Street, Waltham, Massachusetts 02451.

COMPENSATION OF DIRECTORS

    The MicroFinancial Board is comprised of five Directors, one of whom, Peter Bleyleben, is a salaried employee of the Corporation who receives no additional compensation for services rendered as a Director. The members of the MicroFinancial Board who were not employees of the Corporation ("Non-Employee Directors") received compensation under the Corporation's Board of Directors Stock Unit Compensation Plan (the "Stock Unit Plan") for their service on the MicroFinancial Board. Directors also are reimbursed for out-of-state travel expenses incurred in connection with attendance at meetings of the MicroFinancial Board and committees thereof. In addition, the Corporation pays for health care insurance for each Non-Employee Director.

    The Corporation adopted the Stock Unit Plan in February 1997. The Stock Unit Plan was terminated effective as of February 10, 1999. Under the Stock Unit Plan, Non-Employee Directors who did not serve as committee chairpersons received up to $30,000 per year, payable $3,750 per meeting in cash and $3,750 per meeting in stock units (the "Stock Units"). Committee chairpersons received up to $35,000 per year, payable $4,375 per meeting in cash and $4,375 per meeting in Stock Units. Under the Stock Unit Plan, the Corporation paid the participant the cash amount currently and credited Stock Units in the appropriate amounts to a deferred fee account on the date of the MicroFinancial Board or Committee meeting. Each Stock Unit in the deferred fee account was valued at the time each such credit was made at the then-current value of the Common Stock, as that value was determined from time to time by the MicroFinancial Board. The number of Stock Units credited to each Non-Employee Director's deferred fee account and the value placed on each Stock Unit was appropriately adjusted in the event of a stock dividend, stock split or other similar change affecting the Common Stock.

    As of December 31, 1998, Dr. Boyle, Mr. Harder, Mr. Parker and Dr. Zakon had 3,665.75, 4,276.71, 3,665.75 and 4,276.71 Stock Units in their respective accounts.

    Since the Stock Unit Plan has been terminated, each Non-Employee Director will receive a cash payment, in equal quarterly installments starting with the second quarter of 1999, in an amount equal to the number of Stock Units in their respective accounts multiplied by $13.95.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

    The following table sets forth the compensation of the Chief Executive Officer and the four most highly compensated executive officers for the years ended December 31, 1998, 1997 and 1996 (the "Named Executive Officers"). Determination of the most highly compensated executive officers is based upon compensation for the Corporation's fiscal year ended December 31, 1998 and does not necessarily reflect the most highly compensated executive officers for the Corporation's fiscal years ended December 31, 1997 and 1996.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                  ANNUAL COMPENSATION
                                                                    ------------------------------------------------
                                                                                                         ALL OTHER
NAME AND PRINCIPAL POSITION                                           YEAR       SALARY     BONUS(2)   COMPENSATION
------------------------------------------------------------------  ---------  ----------  ----------  -------------
Peter R. Bleyleben................................................       1998  $  250,888  $  364,000    $  65,245(3)
  President, Chief Executive Officer and Director                        1997     218,798     276,730       71,072
                                                                         1996     187,837     214,073       73,674

Richard F. Latour.................................................       1998     198,446     244,568       45,690(4)
  Executive Vice President, Chief                                        1997     169,495     153,755(5)      49,680
  Operating Officer, Chief Financial                                     1996     134,535      43,000       44,381
  Officer, Treasurer, Clerk and Secretary

J. Gregory Hines..................................................       1998     106,951      42,095        4,281(6)
  Vice President, Funding                                                1997      87,348      26,950        3,206
                                                                         1996      79,853      10,320        2,256

John Plumlee......................................................       1998     141,351      44,533       21,191(7)
  Vice President, MIS                                                    1997     124,624      29,769       20,687
                                                                         1996     108,657      14,346       18,603

Carol Salvo.......................................................       1998      84,677      34,734        4,022(8)
  Vice President, Legal                                                  1997      66,368      15,781        2,170
                                                                         1996      47,190       3,817        1,502

------------------------

(1) Columns required by the rules and regulations of the Securities and Exchange Commission that contain no entries have been omitted.

(2) Bonuses are paid over a three-year period, with one-third payable each year. The remaining two-thirds is subject to discretionary review by the Corporation and, therefore, does not vest to the employee. The bonus amount set forth for each fiscal year thus represents the amount actually paid for such fiscal year, plus amounts relating to the prior two fiscal years.

(3) Amounts for Dr. Bleyleben include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1998 ($4,000), 1997 ($4,470) and 1996 ($4,500); (b) split dollar life insurance premiums paid by the Corporation in 1998 ($54,156), 1997 ($62,461) and 1996 ($60,515) (in the event of the death of Dr. Bleyleben, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); (c) executive disability insurance policy premiums paid by the Corporation in 1998 ($7,089), 1997 ($3,546) and 1996 ($3,546); and (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1997 ($595) and 1996 ($5,113).

(4) Amounts for Mr. Latour include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1998 ($4,000), 1997 ($4,500) and 1996 ($4,435); (b) split dollar life insurance premiums paid by the Corporation in 1998 ($34,917), 1997 ($40,501) and 1996 ($35,067)
    (in the event of the death of Mr. Latour, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); (c) executive disability insurance policy premiums paid by the Corporation in 1998 ($3,028), 1997 ($1,586) and 1996 ($2,460); and (d)
    the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1998 ($3,745), 1997 ($3,093) and 1996 ($2,419).

(5) Does not include $179,745 which related to bonuses awarded in prior years and deferred until 1997 at Mr. Latour's option.

(6) Amounts for Mr. Hines include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1998 ($2,738), 1997 ($2,273) and 1996 ($1,963); (b) term life insurance premiums paid by the Corporation in 1998 ($84), 1997 ($84) and 1996 ($76); (c) executive disability insurance policy premiums paid by the Corporation in 1998 ($602), 1997 ($434) and 1996 ($217); and (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1998 ($857) and 1997 ($415).

(7) Amounts for Mr. Plumlee include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1998 ($3,870), 1997 ($3,722) and 1996 ($2,991); (b) split dollar life insurance premiums paid by the Corporation in 1998 ($15,000), 1997 ($15,113) and 1996 ($15,104)
    (in the event of the death of Mr. Plumlee, the Corporation is entitled to the cash value under such plan with the beneficiary receiving the life insurance portion thereof); (c) executive disability insurance policy premiums paid by the Corporation in 1998 ($1,016), 1997 ($1,016) and 1996 ($508); and (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1998 ($1,305) and 1997 ($836).

(8) Amounts for Ms. Salvo include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 1998 ($2,597), 1997 ($1,686) and 1996 ($1,447); (b) term life insurance premiums paid by the Corporation in 1998 ($84), 1997 ($69) and 1996 ($55); (c) executive disability insurance policy premiums paid by the Corporation in 1998 ($485); and (d) the benefit to the executive of interest-free loans from the Corporation based on the applicable federal rate in effect on the date of issuance of each such loan, in 1998 ($857) and 1997 ($415).

STOCK OPTION PLANS

    There were no stock options awarded in 1998 under the Corporation's 1987 Stock Option Plan or 1998 Equity Incentive Plan. The following table indicates the aggregate option exercises in 1998 by the Named Executive Officers and fiscal year-end option values:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                    SHARES                         AT FISCAL YEAR END             AT FISCAL YEAR-END
                                  ACQUIRED ON      VALUE     ------------------------------  ----------------------------
NAME                               EXERCISE     REALIZED(1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  -------------  -----------  ---------------  -------------  -------------  -------------
Peter R. Bleyleben.............            0     $       0              0               0      $       0     $         0
Richard F. Latour..............       40,262       354,244              0          38,778              0         395,835
J. Gregory Hines...............       13,420       116,842              0          14,920              0         153,719
John Plumlee...................       11,940        96,982              0          12,000              0         120,552
Carol Salvo....................       11,940        96,982              0          12,000              0         120,552

------------------------

(1) The amounts in these columns are calculated using the difference between the fair market value of the Corporation's Common Stock at exercise or at the end of the Corporation's 1998 fiscal year, as the case may be, and the option exercise prices. The MicroFinancial Board determines the fair market value of the Corporation's Common Stock in connection with the Stock Unit Plan based on a formula which values the Corporation at a multiple (determined by reference to an index of publicly traded companies) of the Corporation's most recent four quarters net income, multiplied by a discount factor to take into account the illiquidity of the Common Stock. The most recent value as so determined by the MicroFinancial Board was used in such calculations.

PROFIT SHARING PLAN AND DISCRETIONARY BOARD OF DIRECTOR BONUS PROGRAMS

    The Corporation pays annual bonuses and makes profit sharing payments as determined by the Compensation Committee of the MicroFinancial Board. These payments are made under informal arrangements and are based on an employee's performance during the prior fiscal year. Historically, the MicroFinancial Board has determined annual bonus and profit sharing payments for Dr. Bleyleben and Mr. Latour. The MicroFinancial Board also establishes a pool to be allocated by Dr. Bleyleben and Mr. Latour on an annual basis among senior executives of the Corporation. Each employee is paid one-third of his or her bonus and profit sharing at the time such amount is determined. The remaining two-thirds is paid over the next two years in the discretion of the MicroFinancial Board or Dr. Bleyleben and Mr. Latour based on Corporation and employee performance.

EMPLOYMENT AGREEMENTS

    The Corporation has entered into Employment Agreements with Dr. Bleyleben and Mr. Latour for a three-year period commencing June 12, 1998, subject to automatic successive one-year renewals unless terminated pursuant to the terms thereof. In the event of a termination of the Employment Agreements by the Corporation without cause, or by Dr. Bleyleben or Mr. Latour for specified good reason, the Employment Agreements provide for three years of severance payments to Dr. Bleyleben and Mr. Latour, respectively, on the basis of their highest base salary during the employment period. In addition, Dr. Bleyleben and Mr. Latour would also be entitled to a prorated payment of base salary and bonus to the date of termination, and the acceleration of deferred compensation and accrued but unpaid amounts under the Corporation's bonus and/or profit sharing plans. Dr. Bleyleben's and Mr. Latour's current base salaries, respectively, are $260,000 and $210,000. The bonus for the current fiscal year will be determined by the MicroFinancial Board. If, in connection with a payment under their Employment Agreement, either Dr. Bleyleben or Mr. Latour shall incur any excise tax liability on the receipt of "excess parachute payments" as defined in
Section 280G of the Internal Revenue Code of 1986, as amended, the Employment Agreements provide for gross-up payments to return them to the after-tax position they would have been in if no excise tax had been imposed. As used in each Employment Agreement, "for good reason" means the assignment to the executive of duties inconsistent with the executive's position, authority, duties or responsibilities; the failure by the Corporation to pay the agreed base salary and provide the executive with benefits; moving the executive to a location outside of the metropolitan Boston, Massachusetts area; and the failure by the Corporation to require a successor to assume all obligations under the Employment Agreement.

    The Corporation has also entered into separate employment agreements with each of the remaining Named Executive Officers which are designed to provide an incentive to each executive to remain with the Corporation pending and following a Change in Control (as defined below). Each employment agreement has an initial term of one year following a Change in Control, with automatic extensions upon the expiration of the initial one-year term for successive one-month periods. Pursuant to each employment agreement, the executive will be entitled to receive an annual base salary of not less than twelve times the highest monthly base salary paid or payable to the executive within the twelve months preceding the Change in Control. If the employment agreement is terminated by the MicroFinancial Board other than for cause, death or disability, or is terminated by the executive for specified good reason, the Corporation shall pay to the executive in a cash lump sum within 30 days after the date of termination, the aggregate of the following amounts: (i) the executive's annual base salary through the date of termination; (ii) a special bonus (reduced over time as described below) in the initial amount of $575,000, $600,000 and $585,000 for Messrs. Hines and Plumlee and Ms. Salvo (the "Special Bonus"), respectively;
(iii) any other compensation previously deferred by the executive, together with any accrued interest or earnings thereon; and (iv) any accrued vacation pay. Beginning on February 25, 1999 and on each anniversary of that date, the Special Bonus for each of Messrs. Hines and Plumlee and Ms. Salvo is reduced by $150,000 until such time as the Special Bonus equals zero ($0).

    "Change in Control" means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) individuals who, as of the date of the Corporation's 1998 Equity Incentive Plan constitute the MicroFinancial Board, cease for any reason to constitute at least a majority of the MicroFinancial Board except with respect to any director who was approved by a vote of at least a majority of the directors then comprising the MicroFinancial Board; (iii) approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 60% of the then outstanding shares of Common Stock continues to be owned by the shareholders who were the beneficial holders of such stock prior to such transaction; or (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation.

                         OTHER INFORMATION RELATING TO
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

CERTAIN TRANSACTIONS

    During 1995, 1997 and 1998, Richard F. Latour, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Corporation, borrowed an aggregate of $152,776 from the Corporation to exercise vested options to purchase Common Stock (the "Exercised Options"). Mr. Latour repaid all outstanding indebtedness to the Corporation upon the closing of the Corporation's initial public offering with the proceeds of shares of Common Stock sold by him. The loans were non-interest bearing unless the principal amount thereof was not paid in full when due, at which time interest accrued and was payable at a rate per annum equal to the prime rate published by The Wall Street Journal plus 4.0%. The outstanding principal balance of these loans was reduced by any dividends payable upon the stock underlying the Exercised Options. All principal amounts outstanding under such loans were due on the earlier of the end of employment or December 27, 2005. During the fiscal year ended December 31, 1998, the largest aggregate amount outstanding under these loans was $106,300. Mr. Latour also has an outstanding Demand Note issued to the Corporation. As at December 31, 1998, the balance payable to Mr. Latour under this Demand Note was $297,387 at an interest rate per annum equal to a bank prime rate minus 1%.

    The Parker Family Limited Partnership, controlled by Jeffrey Parker, a director of the Corporation, loaned the Corporation an aggregate of $2.4 million in the form of junior subordinated notes, $2.2 million of which was outstanding as of December 31, 1998, as follows: $200,000 on September 1, 1994 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing September 1, 1999; $200,000 on May 1, 1995 at an interest rate per annum equal to 12% or a bank prime rate plus 4% maturing May 1, 2000; $500,000 on June 1, 1996 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing June 1, 2000; $250,000 on December 1, 1996 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing December 1, 1999; $500,000 on December 1, 1996 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing December 1, 2002; $250,000 on December 1, 1996 at an interest rate per annum equal to the higher of 12% or a bank prime rate plus 3% maturing December 1, 2001; $125,000 on September 1, 1997 at an interest rate per annum equal to 11% maturing September 1, 2001; and $125,000 on September 1, 1997 at an interest rate per annum equal to 11% maturing September 1, 2003.

    Peter R. Bleyleben, the President and Chief Executive Officer and a Director of the Corporation, loaned the Corporation an aggregate of $125,000 in the form of junior subordinated notes as follows: $100,000 on December 1, 1996 at 12% interest per annum maturing December 1, 2001; and $25,000 on June 1, 1998 at 10.5% interest per annum maturing June 1, 2003. Mr. Bleyleben also loaned the Corporation an aggregate of $200,000 in the form of demand notes as follows:
$100,000 on October 17, 1997 at an interest rate per annum equal to a bank prime rate minus 1%; and $100,000 on December 1, 1998 at an interest rate per annum equal to a bank prime rate minus 1%.

    Alan J. Zakon, a director of the Corporation, loaned the Corporation an aggregate of $200,000 in the form of junior subordinated notes as follows:
$100,000 on February 1, 1995 at 12% interest per annum maturing February 1, 2000; and $100,000 on March 18, 1998 at 10.5% interest per annum through his IRA maturing April 1, 1999.

    Ingrid R. Bleyleben, the mother of Peter R. Bleyleben, the President and Chief Executive Officer and a Director of the Corporation, loaned the Corporation the following amounts in the form of junior subordinated notes:
$120,000 on February 16, 1996 at an interest rate per annum equal to 11.5% maturing March 1, 2001; $25,000 on December 17, 1996 at an interest rate per annum equal to 11.5% maturing January 1, 2002; $20,000 on June 4, 1997 at an interest rate per annum equal to 11.5% maturing May 1, 2002; and $25,000 on June 1, 1998 at an interest rate per annum equal to 10% maturing June 1, 2003.

    Torrence C. Harder, a director of the Corporation, loaned the Corporation $100,000 in the form of a Junior Subordinated Note on November 1, 1994 at an interest rate per annum equal to 12.0% or a bank prime rate plus 3% maturing November 1, 1999. Additionally, Torrence C. Harder Cultural Foundation, a entity related to Torrence C. Harder, loaned the Corporation $50,000 in the form of a junior subordinated note on January 1, 1996 at an interest rate per annum equal to 11.5% maturing January 1, 2001.

    All of the foregoing transactions, with the exception of the loans to Mr. Latour, are on terms similar to those that would have been obtained through arms-length negotiations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    MicroFinancial was not subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") until February 1999. Accordingly, MicroFinancial's directors and executive officers were not subject to the filing requirements of Section 16(a) during 1998.

                        RATIFICATION OF THE SELECTION OF
                     MICROFINANCIAL'S INDEPENDENT AUDITORS

    The selection of PricewaterhouseCoopers LLP to serve as independent auditors of MicroFinancial for the current fiscal year ending December 31, 1999, will be submitted to the stockholders of the Corporation for ratification at the Special Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the Special Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

    The firm of PricewaterhouseCoopers has advised MicroFinancial that neither it nor any of its members has any direct financial interest in MicroFinancial as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by PricewaterhouseCoopers LLP during the year ended December 31, 1998 were furnished at customary rates.

    The ratification of the selection of independent auditors requires the affirmative vote of a majority of the outstanding Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Special Meeting when there is a quorum.

        THE MICROFINANCIAL BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL,
            WHICH IS IDENTIFIED AS PROPOSAL 2 ON THE ENCLOSED PROXY
                                 OTHER MATTERS

    Management does not know of any matters which will be brought before the Special Meeting other than those specified in the Notice of Special Meeting of Stockholders in Lieu of Annual Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

                           2000 STOCKHOLDER PROPOSALS

    Proposals of stockholders to be included in the proxy statement and form of proxy for the Corporation's 2000 Annual Meeting of Stockholders must be received by January 3, 2000. Stockholders who wish to make a proposal at the aforementioned Annual Meeting of Stockholders, other than one that will be included in the Corporation's proxy materials, must notify the Corporation no later than February 3, 2000 of such a proposal. If a stockholder makes such a timely notification, the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy and such persons may exercise discretionary voting authority under circumstances consistent with the rules of the Securities and Exchange Commission. If a stockholder who wishes to present a proposal fails to notify the Corporation by February 3, 2000, the stockholder shall not be entitled to present the proposal at the meeting. Notwithstanding the failure to timely notify the Corporation, if the proposal is brought before the meeting, then the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy.

    Proposals should be mailed to Richard F. Latour, Clerk of MicroFinancial, at 950 Winter Street, Waltham, Massachusetts 02451.

                              FINANCIAL STATEMENTS

    The financial statements of the Corporation are contained in the 1998 Annual Report to Stockholders, which has been provided to the stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                          AVAILABILITY OF INFORMATION

    The Corporation will provide without charge to each person solicited hereunder upon the written request of such person, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission. Requests for such document should be directed to Richard F. Latour, Clerk of MicroFinancial, at 950 Winter Street, Waltham, Massachusetts 02451.

                                 MISCELLANEOUS

    All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

                                        Submitted by Order of the Board of
                                        Directors,

                                        /s/ Richard F. Latour

                                        RICHARD F. LATOUR

                                        CLERK

Waltham, Massachusetts
May 3, 1999

                                     PROXY
                          MICROFINANCIAL INCORPORATED

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING TO BE HELD ON JUNE 8, 1999, OR ANY ADJOURNMENTS THEREOF. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S).

    The undersigned stockholder of MicroFinancial Incorporated (the "Corporation") hereby appoints Peter R. Bleyleben and Richard F. Latour, jointly and severally with full power of substitution to each, as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, to be held at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts, on Tuesday, June 8, 1999, at 4:00 p.m., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

    By acceptance, the proxies named above agree that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no directions are specified, the Proxy will be voted FOR the election of the 2 nominees for Director, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1999, all as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

        (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)       SEE REVERSE SIDE

Please mark your
/X/ votes as in this
example.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees, and FOR Proposal 2.
THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR ALL NOMINEES AND
                                 FOR PROPOSAL 2

1.  Election of each of the following two directors for a three-year term.
    Nominees: Torrence C. Harder and Jeffrey P. Parker
      FOR  / /  WITHHELD  / /
       / / ________________________________________________For all nominees except as noted above.

    2. To ratify the appointment by the Board of Directors of the firm of PricewaterhouseCoopers LLP as independent auditors of the Corporation for the year ending December 31, 1999.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

MARK HERE                     MARK HERE
FOR ADDRESS / /               IF YOU PLAN  / /
CHANGE AND NOTE               TO ATTEND
AT LEFT                       THE MEETING

                                         PLEASE DATE, SIGN AND MAIL THIS PROXY
                                         CARD IN THE ACCOMPANYING ENVELOPE.

                                         NO POSTAGE IS REQUIRED IF MAILED IN THE
                                         UNITED STATES.

                                         Please sign EXACTLY as name(s) appear
                                         hereon. When signing as administrator,
                                         attorney, executor, guardian or
                                         trustee, please give your full title.
                                         If the signer is a corporation or
                                         partnership, please sign full corporate
                                         or partnership name by any authorized
                                         officer or person. If shares are held
                                         jointly, each joint owner should sign.
                                         SIGNATURE(S) _________  DATE: _________